UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2004

(Date of Report)

(Date of Earliest Event Reported)

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington 98005

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release dated June 11, 2004

Item 9. Regulation FD Disclosure.

On June 11, 2004, drugstore.com, inc. issued a press release providing updated financial guidance for the second quarter and fiscal year 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, drugstore.com, inc. expects that basic and diluted net loss per share will be in the range of $(0.06) to $(0.07) for the second quarter of 2004, and in the range of $(0.21) to $(0.23) for fiscal year 2004.

Item 12. Results and Operations and Financial Condition.

On June 11, 2004, drugstore.com, inc. issued a press release providing updated guidance for the second quarter and fiscal year 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, drugstore.com, inc. expects that basic and diluted net loss per share will be in the range of $(0.06) to $(0.07) for the second quarter of 2004, and in the range of $(0.21) to $(0.23) for fiscal year 2004.

The information furnished in this report and the exhibit hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.
(Registrant)

By:	/s/ ROBERT A. BARTON
Robert A. Barton
Vice President, Chief Acting Executive Officer, Chief Financial Officer, and Treasurer

Date: June 14, 2004